GameStop Declares Quarterly Cash Dividend, Announces Intent to Retire 2019 Notes and Approves New $300 Million Share Repurchase Authorization

Company to Report Fourth Quarter and Full-Year Fiscal 2018 Results on
Tuesday, April 2, 2019

Grapevine, TX (March 4, 2019) — GameStop Corp. (NYSE: GME) today announced that its Board of Directors has declared a quarterly cash dividend, announced its intention to retire the company’s $350 million 2019 notes and approved a new share repurchase authorization.

Dan DeMatteo, GameStop’s executive chairman, said, “We are pleased to announce continuing progress on our strategic and financial review process. We believe these actions better optimize our capital structure and demonstrate our continued commitment to delivering value to our shareholders.”

Dividend Declaration
The Board declared a quarterly cash dividend of $0.38 per common share payable on March 29, 2019 to shareholders of record as of the close of business on March 15, 2019.

Retirement of 2019 Notes and Capital Allocation Outlook
As a result of the company’s ongoing review of strategic and financial alternatives, GameStop has determined that part of its capital allocation plan for 2019 is to immediately provide notice of redemption in full of the $350 million in unsecured senior notes scheduled to mature in October 2019. The board of directors will continue to actively evaluate options for deploying excess capital, however, the company does not foresee making any acquisitions in the immediate future.

New Share Repurchase Authorization
The Board approved a new $300 million share repurchase authorization to replace the previous share repurchase authorization, which had $170 million remaining. Under the new share repurchase authorization, GameStop may repurchase shares of its Class A common stock from time to time in compliance with SEC regulations and other legal requirements, and subject to market conditions and other factors. The repurchase authorization does not require GameStop to acquire any specific number of shares and may be terminated at any time.

Fourth Quarter and Full-Year Fiscal 2018 Earnings Release Date
The company announced that it will report fourth quarter and full-year fiscal 2018 results after the market closes on Tuesday, April 2, 2019. The company will host an investor conference call at 5:00 pm ET on the same day to review financial results for fiscal 2018 and expectations for fiscal 2019. This call and any supplemental information can be accessed at GameStop Corp.’s investor relations home page at http://investor.GameStop.com. The phone number for the investor conference call is 1-800-263-0877 and the confirmation code is 5954479. The conference call will be archived for two months on GameStop’s corporate website.

About GameStop
GameStop Corp., a Fortune 500 company headquartered in Grapevine, Texas, is a global, multichannel video game and consumer electronics retailer. GameStop operates over 5,800 stores across 14 countries. The company's consumer product network also includes www.gamestop.com; Game Informer® magazine, the world's leading print and digital video game publication; ThinkGeek, www.thinkgeek.com, the premier retailer for the global geek community featuring exclusive and unique video game and pop culture products; and Simply Mac, which sells the full line of Apple products, including laptops, tablets, and smartphones and offers Apple certified warranty and repair services.

General information about GameStop Corp. can be obtained at the company’s corporate website. Follow @GameStop and @GameStopCorp on Twitter and find GameStop on Facebook at www.facebook.com/GameStop.

Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs, views, estimates and expectations, including as to the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Such statements include without limitation those about the Company’s expectations for fiscal 2018 and 2019, future financial and operating results, projections, expectations and other statements that are not historical facts. All statements regarding the Board’s review of strategic and financial alternatives and expected costs and benefits, including whether operating, strategic, financial and structural alternatives could unlock value, are forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties and actual developments, business decisions and results may differ materially from those reflected or described in the forward-looking statements. The following factors, among others, could cause actual results to differ from those reflected or described in the forward-looking statements: the uncertain impact, effects and results of the board’s review of operating, strategic, financial and structural alternatives and the planned redemption of the $350 million in unsecured notes; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital and credit; our inability to obtain sufficient quantities of product to meet consumer demand; the timing of release and consumer demand for new and pre-owned products; our ability to continue to expand, and successfully open and operate new stores for our collectibles business; risks associated with achievement of anticipated financial and operating results from acquisitions; our ability to sustain and grow our console digital video game sales; the impact of goodwill and intangible asset impairments; cost reduction initiatives, including store closing costs; risks related to changes in, and our continued retention of, executive officers and other key personnel; changes in consumer preferences and economic conditions; increased operating costs, including wages; cyber security events and related costs; risks associated with international operations; increased competition and changing technology in the video game industry; changes in domestic or foreign laws and regulations that reduce consumer demand for, or increase prices of, our products or otherwise adversely affect our business; our effective tax rate and the factors affecting our effective tax rate, including changes in international, federal or state tax, trade and other laws and regulations; the costs and outcomes of legal proceedings and tax audits; our use of proceeds from the sale of our Spring Mobile business; and unexpected changes in the assumptions underlying our outlook for fiscal 2018 and fiscal 2019. Additional factors that could cause our results to differ materially from those reflected or described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended February 3, 2018 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com. Forward-looking statements contained in this press release speak only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact
GameStop Corp. Investor Relations
(817) 424-2001
investorrelations@gamestop.com